PIF (Putnam Investment Funds) International Capital Opportunities
Period ending 2/28/17

1.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended as of October 27,
2016 Incorporated by reference to Post-Effective Amendment
No. 171 to the Registrants Registration Statement filed on
November 23, 2016.